UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 15, 2018

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9341	02-0377419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2018, pursuant to a Cooperation Agreement between Mr. Andy H. Sassine and iCAD, Inc. (the “Company”) and after review and approval by the Nominating and Governance Committee, the Board of Directors (the “Board”) of the Company appointed Mr. Michael Klein, Dr. Rakesh Patel and Dr. Susan Wood to the Board. Upon the appointment of these directors, each of Drs. Elliot Sussman and Robert Goodman and Messrs. Somu Subramaniam, Anthony Ecock resigned from the Board effective immediately. Drs. Sussman and Goodman and Messrs. Subramaniam, Ecock did not resign as a result of any disagreement with the Company’s operations, policies or practices.

Following the appointments and resignations described above, the Board of the Company consists of the following eight directors: Messrs. Sassine, Klein, Steven Rappaport and Kenneth Ferry and Drs. Patel, Wood, Larry Howard, Rachel Brem. Mr. Michael Klein has been appointed the non-executive Chairman of the Board. Additionally, the committees of the Board have been reconstituted as follows effective upon the above described Board changes:

Audit Committee:

Mr. Steven Rappaport – Chairman

Mr. Andy Sassine

Dr. Larry Howard

Compensation Committee:

Mr. Andy Sassine – Chairman

Dr. Susan Wood

Mr. Michael Klein

Dr. Larry Howard

Nominating and Governance Committee:

Dr. Rakesh Patel – Chairman

Dr. Susan Wood

Dr. Rachel Brem

None of Mr. Michael Klein, Dr. Rakesh Patel and Dr. Susan Wood has been a party to any related party transaction with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ Richard Christopher
Richard Christopher Chief Financial Officer

Date: October 18, 2018